EXHIBIT 1A(6)(b)

                          By-Laws of Life of Virginia



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                                    BY-LAWS
                                       OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA

                                   ARTICLE 1

                                  STOCKHOLDERS


SECTION 1. Annual Meeting. A meeting of the stockholders of the Company shall be held annually at the principal office of the Company in the State of Virginia on the Tuesday preceding the third Wednesday in January of each year, if not a legal holiday, and, if a legal holiday, then on the immediately preceding day not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

SECTION 2. Special Meetings. Except as otherwise provided by law, special meetings of the stockholders shall be held at the principal office of the Company whenever called by the Chairman of the Board, the Vice chairman of the Board, the President, the Board of Directors, or the Executive Committee, or on the call of stockholders holding together at least ten per cent of the capital stock, such call in any case to be in writing and addressed to the Secretary.

SECTION 3. Notice of Meetings. Notice of each meeting of the stockholders, whether annual or special,shall, at least ten days before the day on which the meeting is to be held, be given to each stockholder of the Company by delivering a written or printed notice thereof to him, her, or it personally or by posting such notice in a prepaid postage envelope, addressed to him, her, or it at the post office address of such stockholder of record with the Company, and, except as otherwise required by statute, publication of any such notice shall not be required. Every such notice shall state the time and place of the meeting. At any such meeting action may be taken upon any subject which is not by statute required to be stated in the notice of the meeting; and in addition thereto upon any special subject which might be acted upon at a special meeting called for the purpose, when, in the last mentioned case, in the notice of any such annual or special meeting, the purpose to consider and act upon such special subject is stated. Every stockholder of the Company shall furnish to its Secretary, from time to time, the post office address to which notice of all meetings of stockholders may be mailed. If any stockholders shall fail or decline or so to furnish a post office address to the Secretary, it shall not e necessary to give notice to any such stockholder or any meeting of the stockholders, or any other notice whatsoever. Notice of any meeting of the stockholders shall not be required to be given to any stockholders who shall attend such meeting in person or by proxy; and if any stockholder shall in person or by attorney thereunto authorized, in writing or by telegram, waive notice of any meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given.

SECTION 4. Quorum. At any meeting of the stockholders the holders of a majority of all the shares of the capital stock of the Company, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these by-laws for an annual meeting, or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from to time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend in person or by proxy. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 5. Organization. The Chairman of the Board, or, in his absence, the Vice Chairman of the Board, or in his absence, the President, or in his absence, the Executive Vice President, or, in his absence, any one of the Vice Presidents, shall call all meetings of the stockholders to

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order and act as chairman of such meetings.  The Chairman of the Board or other officer so presiding may yield to any person of his selection present at the meeting for such portion or portions of the meeting as he may desire. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as Secretary.

SECTION 6. Voting. At each meeting of the stockholders every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and delivered to the Secretary, who shall deliver it to the inspectors at the meeting, and he shall have one vote for each share of stock standing registered in his name upon the date determined by the Board Directors as hereinafter provided.

At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary, shall be furnished.

The votes for Directors, and, upon demand of any stockholder, the votes upon any question before the meeting, shall be by ballot.

SECTION 7. Record Date. The Board of Directors shall fix in advance a date not less than ten nor more than fifty days preceding the date of any meeting of stockholder, or the date for the payment of any dividend, as a record for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, and in any such case only stockholders of record at the close of business on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, as the case may be, and notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

SECTION 8. INSPECTORS. The presiding officer at all meetings of stockholders shall appoint three inspectors, who shall receive and take in charge all proxies, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by said inspectors, and their certificate as to the regularity of the proxies and as to the number of shares held by the persons who severally and respectively executed the same, or who are personally present and entitled to vote at such meeting, shall be received as prima facie evidence thereof for the purpose of establishing the presence of a quorum at such meeting, or organizing the same, and for all other purposes.

SECTION 9. Order of Business. The order of business at the meetings of stockholders shall be as determined by the chairman, subject to the approval of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote there at.

                                   ARTICLE II

                               BOARD OF DIRECTORS


SECTION 1. Number, Qualification, Powers and Election of Directors. The business and property of the Company shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by these by-laws, all of the powers of the Company shall be vested in said Board. The number of directors shall be not less than five (5) nor more than fifteen
(15), but shall be increased as and when required by the Charter and, subject to the provisions of the Charter, may be increased or decreased at any time by amendment of these by-laws, provided the number of directors shall not be less than three (3). Directors need not be residents of Virginia or stockholders of the Corporation. At each annual meeting of stockholders the stockholders entitled to vote shall elect the directors. Each director shall hold office for the term for which he is elected and until his successor shall have been elected, unless otherwise provided in the Charter.

SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from amending these by-laws to increase the number of directors by not more than two (2) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

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SECTION 3.  Regular Meetings.  Regular meetings of the Board of Directors  shall be held on the Thursday following the third Wednesday in each January, April, July and October, at such time and such place as the Board of Directors by resolution shall determine.

The Secretary shall given notice of each regular meeting by mailing or delivering the same in person at least two days before the meeting, or by telegraphing the same at least two days before the meeting to each of the Directors, but such notice may be waived in writing or by telegraph by any Director.

At any regular meeting at which every Director shall be present, even though without any notice, any business may be legally transacted.

SECTION 4. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board, or by the Vice Chairman of the Board, or by the President, or, in his absence by the Executive Vice President, or in his absence by any Vice President who is a Director, or by any three Directors.

The Secretary shall give notice of each special meeting by mailing or delivering the same in person at least two days before the meeting, or by telegraphing the same at least two days before the meeting, to each of the Directors, but such notice may be waived in writing or by telegraph by any Director.

At any special meeting at which every Director shall be present, even though without any notice, any business may be legally transacted.

SECTION 5. Business Transacted at Meeting. Any business may be transacted and any corporate action taken at any regular or special meeting of the Directors, whether stated in the notice of the meeting or not.

SECTION 6.  Quorum.   A majority of the Directors at any time in office shall
constitute a quorum. Should less than a quorum by present at any meeting, the meeting may be adjourned from time to time by those present without notice, other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided in these by-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The Directors shall act only as a Board and the individual Directors shall have no power as such.

SECTION 7. Compensation of Directors. A Director who is a paid employee of the company shall not receive any compensation for his attendance at any meeting of the Board of Directors, or of any committee of the Board, but a Director who is not a paid employee of the Company shall receive such compensation for attendance as the Board of Directors may determine.

                                  ARTICLE III

                                   COMMITTEES


SECTION 1. The Executive Committee. The Executive Committee shall consist of three (3) or more Directors to be designated by the Board by a resolution passed by a majority of the whole Board, and one of whom shall be the President who shall be ex-officio Chairman of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall have an exercise the power of the Board in the management of the business and affairs of the Company. The Executive Committee, however, shall not have the power to declare dividends upon the capital stock of the Company.

SECTION 2. Other Standing Committees. An investment committee and other standing committees may from time to time be created by he Board of Directors, consisting of such persons as may be designated by the Board by resolutions passed by a majority of the whole Board, and said committees shall respectively have and exercise such powers, not inconsistent with law or the by-laws, as may from time to time be stated in the resolutions with reference thereto. The President may be a member of each said committee and, except in the case of the Investment Committee if there is a chairman of the Committee elected by the Board of Directors, and except when otherwise provided by the Board of Directors, shall be

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ex-officio Chairman thereof.

SECTION 3. Regulation of Standing Committees. Each standing committee shall from time to time determine by resolution the times and places of its regular meetings and the manner in which special meetings shall be called, and the notices, if any, to be given of meetings. The affirmative vote of a majority of the whole number of members of any standing committee shall be necessary to its taking any action. All actions of the standing committees shall be reported to the Board of Directors at its meetings next succeeding such actions, respectively.

SECTION 4. Committees of Officers or Employees. The Board of Directors, by resolutions passed by a majority of the whole Board, may, from time to time as may be necessary or convenient for the conduct of the business of the Company, appoint committees or officers or employees of the Company; and each such committee shall have and exercise such powers, not inconsistent with law or the by-laws, as may from time to time be stated in the resolution creating the committee or in a subsequent resolution with reference thereto. Each such committee, unless otherwise restricted by such resolution, may act with the concurrence of a majority of the whole number of its members without the necessity of a meeting, and shall make such reports to the Board as shall from time to time be required by the Board.


                                   ARTICLE IV

                                    OFFICERS


SECTION 1. Officers. The executive officers of the Company, all of whom shall be elected by the Board of Directors, shall be a President, as many Vice Presidents as the Board of Directors may from time to time determine, a Treasurer and a Secretary. The Board of Directors may also elect from its members a Chairman of the Board, a Vice Chairman of the Board and a Chairman of the Investment Committee. The Board of Directors may designate one of the Vice Presidents, elected or to be elected, as Executive Vice President. The President shall be a member of the Board of Directors. The Board of Directors shall have power to elect a General Counsel, an Actuary, a
Medical Director,  and such Second Vice Presidents,   Assistant  Vice
Presidents,   Assistant   Treasurers,   Assistant Secretaries,  and other
officers as they shall deem necessary for the proper conduct of the Company's business, which officers shall have such authority and shall perform such duties, in addition to those prescribed by these by-laws, as, from time to time, shall be prescribed by the Board of Directors, the Executive Committee, the President, the Executive Vice President, or a Vice President.

SECTION 2.  Chairman of the Board.   The Chairman of the Board, or in his
absence the Vice Chairman of the Board, or in the absence of both, or if there be none, then the President, shall preside at all meetings of the stockholders and of the Board of Directors, except that after calling to order a meeting of the Stockholders he may yield the chair to some other person present. The Chairman of the Board and the Vice Chairman of the Board shall have supervision of such matters as shall be assigned to each by the Board of Directors.

SECTION 3. President. The President shall be the chief executive officer of the Company, and shall actively manage its business and affairs. He shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of the Board of Directors. The President may delegate to any of the Vice Presidents such of his duties as President as he may desire to assign to them. He shall see that all orders and resolutions of the Board are carried into effect. He may sign and execute all checks, drafts, policies or legal documents in the name of the Company, and, with the Secretary or one of the Assistant Secretaries, may sign all certificates of the shares of the capital stock of the Company. The President shall have general superintendence and direction over all the officers of the Company, except the Chairman of the Board, the Vice Chairman of the Board and the chairman of the Investment Committee, and shall see that their duties are properly performed. He shall employ or appoint, or cause to be employed or appointed, such employees and agents, including, but not by way of limitation, division heads, section heads and others, as he

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shall deem  necessary for the proper conduct of the Company's  business,  and he shall have general superintendence and direction over them. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Company may require to be brought to their attention, or as to which or in respect of which inquiry of him may be made by the Board of Directors. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee.

SECTION 4. Executive Vice President. If the Board Directors designates one of the Vice Presidents as Executive Vice President, such officer, subject to the Board of Directors, the Executive Committee, and the President, shall have general supervision over all of the business and affairs of the Company and shall give general superintendence and direction to all officers of the Company, except the President, the Chairman of the Board, the Vice Chairman of the Board, and the Chairman of the Investment Committee, and see that their duties are properly performed. He may sign and execute all checks, drafts, policies and all legal documents in the name of the Company, and, with the Secretary or one of the Assistant Secretaries, may sign all certificates of the shares of capital stock of the Company. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, or the President.

SECTION 5. Powers and Duties of Vice Presidents. Each Vice President may sign all checks, drafts, policies, or legal documents, and with the Secretary or one of the Assistant Secretaries, may sign all certificates of the shares of the capital stock of the Company, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President, or the Executive Vice President.

SECTION 6. Powers and Duties of Second Vice Presidents. Each Second Vice Presidents may sign all checks, drafts, policies or legal documents, and with the Secretary or one of the Assistant Secretaries, may sign all certificates of the shares of the capital stock of the Company, and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President, the Executive Vice President, or a Vice President.

SECTION 7. Powers and duties of Assistant Vice Presidents. Each Assistant Vice President may sign all checks, drafts, policies or legal documents, and with the Secretary or one of the Assistant Secretaries, may sign all certificates of the shares of the capital stock of the Company, and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President, the Executive Vice President, or a Vice President.



SECTION 8. Power and duties of Treasurer. The Treasurer shall have custody of all the securities of the Company. He may endorse on behalf of the Company for collection checks, notes and other obligations, and may sign all receipts and vouchers for payment of interest or principal of loans or other investments made by the Company. He may sign checks, drafts or legal documents. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the President, the Executive vice president, or a Vice President.

The Treasurer shall give a bond for the faithful discharge of his duties in such sum as the Board of Directors or the Executive Committee may require.

SECTION 9. Powers and Duties of Assistant Treasurer. Each Assistant Treasurer may endorse on behalf of the Company for collection checks, notes and other obligations, and may sign all receipts and vouchers for payment of interest or principal of loans or other investments made by the Company. Each is authorized to countersign all checks or drafts made by the Company and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the President, the Executive Vice President, or a Vice President. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum as the Board of Directors or the Executive Committee may require.


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SECTION 10. Powers and Duties of Secretary. The Secretary shall keep the minutes of all meetings of the stockholder, the Board of Directors, the Executive Committees, and all other standing committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Company; he is authorized to sign or countersign all policies, checks, drafts, contracts or legal documents, and affix the seal of the Company to such documents as require it; he may sign, with the President, the Executive Vice President, a Vice President, a Second Vice President or an Assistant Vice President, certificates of the shares of the capital stock of the Company, and shall have charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers as the President, or the Executive Vice President may direct, all of which shall, at all times, be open to the examination of any officer of the Company; and he shall in general perform all the duties incident to the office of Secretary, or any other duties that may be assigned to him by the Board of Directors, the Executive Committee, the President, the Executive Vice President, or a Vice President.

SECTION 11. Powers and Duties of Assistant Secretaries. Each Assistant Secretary may countersign all policies, checks, drafts, or legal documents, and affix the seal of the Company to such documents as require it; each may sign with the President, the Executive Vice President, a Vice President, a Second Vice
President, or an Assistant Vice President, certificates of the shares of the capital stock of the Company and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the President, the Executive Committee, the Executive Vice President or a Vice president.

SECTION 12. Acting Secretaries. Acting Secretaries who shall take and certify the minutes of meetings instead of the Secretary, or one of the Assistant Secretaries, may be appointed by the President or presiding officer of any meeting of the Board of Directors, or any standing committee thereof, and the minutes so certified shall be as valid and authentic as if taken and certified to by the Secretary or one of the Assistant Secretaries.

                                   ARTICLE V

                                 MISCELLANEOUS


SECTION 1. Policies. All policies of insurance signed or countersigned by such officer, or by the printed or lithographed signature of such officer, as these by-laws may prescribe, or the Board of Directors, or the Executive Committee may empower, shall be obligatory on the Company and have the same effect as if attested by the corporate seal of the Company.

SECTION 2. Seal. The Seal of the Company shall consist of the arms of the State of Virginia, surrounded by the words, "The Life Insurance Company of Virginia."

SECTION 3. Examination of Accounts. At the close of each fiscal year the books, accounts and assets of the Company shall be examined by a certified public account, or accountants, selected by the Board of Directors, the Executive Committee, the President, or the Executive Vice President; but the Board in its discretion may dispense with such examination.

SECTION 4. Signature to Checks, etc. All checks, drafts, notes and similar instruments drawn in the name of the Company shall be sufficiently executed when signed by any officer authorized to sign the same and, except as may be provided in accordance with the next succeeding paragraph, when countersigned by any officer authorized to countersign the same, provided, however, that the same person shall not sign and countersign the same instrument.

The Board of Directors, or the Executive Committee, under such restriction as are deemed advisable, may provide that the signature of any officer authorized to sign may be impressed on checks by the use of a check signing machine, and may further provide that checks executed by the use of any such impressed signature shall be sufficient with countersignature.

The Board of Directors, or the Executive Committee, may authorized the use of a form check to accomplish only the transfer of funds from one depository bank account of the Company to another depository bank account of the Company which check shall, in order to effect such transfer, require no signature or countersignature other than the name of the Company printed on the face of the check.

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In addition to the authority given to certain  officers by these by-laws to sign or countersign or to endorse on behalf of the Company for collection checks, drafts, notes and similar instruments, the Board Directors, or the Executive Committee may authorize other officers or any employee to sign, countersign, or endorse such instruments.

SECTION 5.        Indemnification of Directors and Officers.

(a) The Corporation shall indemnify each director, officer and employee of this Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests or the Corporation, and with respect to any criminal action, had no cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere, shall not of itself create a presumption that the person did not act in good faith, or in a manner opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, believed his conduct unlawful.

(b) The Corporation shall indemnify each director, officer or employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)actually and reasonably incurred by him in connection with the defense or settlement of such action or suite if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in a view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c). Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

(d). Expenses (including attorney's fees) incurred in defending an action, suit or proceeding, whether civil criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (c) upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay such amount to the Corporation unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

(e). The Corporation shall have the power to make any other or further indemnity to any person referred to in this section except an indemnity against gross negligence or willful misconduct.

(f). Every reference herein to director, officer or employee shall include every director, officer or employee, or former director, officer or employee of the Corporation and its subsidiaries and shall enure to the benefit of the heirs, executors and administrators of such person.

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




(g). The foregoing rights and indemnification shall not be exclusive of any other rights and indemnifications to which the directors, officers and employees of the Corporation may be entitled according to law.

SECTION 6. Amendments. These by-laws may be altered or amended by the stockholders at any annual or special meeting. They may also be altered or amended by the Board of Directors at any meeting by a vote of the majority of the whole Board. Any by-law adopted by the Board shall be subject to alteration, amendment or repeal at any time by the stockholders at any annual or special meeting.




                              ********************

         The undersigned hereby certifies that she is the Assistant Secretary of the Life Insurance Company of Virginia, a corporation organized and existing under the laws of the Commonwealth of Virginia; that the foregoing is a true and correct copy of the by-laws and that these by-laws remain in full force and effect as of this 28th day of August, 1986.







            -----------------------               Margaret M. Parker, Assistant
Secretary


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